Filed Pursuant to Rule 433
Registration No. 333-158385
November 3, 2011
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009 and
Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.
Autocallable Notes

}	Linked to the Russell 2000® Index (“RTY”)

}	24-month term

}	Contingent return of principal, subject to the credit risk of HSBC

}	Call Premium of between 5.00% and 7.00% per annum, to be determined on the Trade Date

}	Callable semi-annually

The Autocallable Notes (each a “Note” and collectively the “Notes”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page S-3 of the accompanying prospectus supplement and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions1	Proceeds to Issuer
Per Note	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of 2.80% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes, a portion of which may consist of a combination of selling concessions of up to 2.00% and referral fees of up to 0.80%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-12 of this free writing prospectus.

HSBC USA Inc.

Autocallable Notes
Linked to the Russell 2000® Index

Indicative Terms*
Principal Amount	$1,000 per Note
Term	2 years
Reference Asset	The Russell 2000® Index (Ticker: RTY)
CUSIP	4042K1SJ3
Call Premium	5.00% to 7.00% per annum (to be determined on the Trade Date)
Call Feature
The Notes will be automatically called if the Official Closing Level of the Reference Asset on any semi-annual Observation Date is at or above the Initial Level.  In such a case, you will receive a cash payment equal to the Call Price*, reflecting a return equal to the Call Premium.

Payment at Maturity per Note
If the Notes are not called, you will receive a payment on the Maturity Date calculated as follows:
■           If the Reference Return is less than zero but greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.
■           If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date equal to:
$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286].
For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Reference Return	Final Level – Initial Level Initial Level
Buffer Level	-30%
Downside Leverage Factor	1.4286
Observation Dates	See page FWP-4
Trade Date	November 22, 2011
Settlement Date	November 28, 2011
Final Valuation Date	November 22, 2013
Maturity Date	November 27, 2013
* As more fully described beginning on page FWP-4.

The Notes
The Notes may be suitable for investors who believe the value of the Reference Asset will remain flat or appreciate.  If the Official Closing Level of the Reference Asset on any semi-annual Observation Date is at or above its Initial Level, the Notes will be called and you will receive a return equal to the Call Price.

If the Notes are not called and the Reference Return is less than zero but greater than or equal to the Buffer Level, you will receive the Principal Amount of your Notes at maturity.

If the Notes are not called and the Reference Return is less than the Buffer Level, you may lose some or all of your initial investment at maturity.

The offering period for the Notes is through November 22, 2011

FWP-2

Illustration of Payment Scenarios Your payment on the Notes will depend on whether the Notes have been called and whether the Reference Return is below the Buffer Level.

Information about the Reference Asset

Russell 2000® Index
The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The top 5 industry groups by market capitalization as of September 30, 2011 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

The graph above illustrates the daily 5-year performance of the Reference Asset through October 31, 2011 . Past performance is not necessarily an indication of future results.  For further information on the Reference Asset please see “The Russell 2000® Index” on page FWP-11 and in the accompanying underlying supplement no. 3.  We have derived all disclosure regarding the Reference Asset from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset.

FWP-3

HSBC USA Inc. 12-Month Autocallable Notes

Linked to the Russell 2000® Index

This free writing prospectus relates to a single offering of Autocallable Notes.  The offering will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplement.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control.

This free writing prospectus relates to an offering of Notes linked to the performance of the Russell 2000® Index (the “Reference Asset”).  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.

Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†

Principal Amount:	$1,000 per Note

Reference Asset	The Russell 2000® Index (“RTY”)

Call Premium	5.00% to 7.00% per annum (to be determined on the Trade Date)

Trade Date:	November 22, 2011

Pricing Date:	November 22, 2011

Settlement Date:	November 28, 2011

Final Valuation Date:	November 22, 2013, subject to adjustment as described below under the caption “Observation Dates and Maturity Date.”

Maturity Date:
3 business days after the Final Valuation Date and is expected to be November 27, 2013.  The Maturity Date is subject to adjustment as described below under the caption “Observation Dates and Maturity Date.”

Call Feature:	We will automatically call the Notes if the Official Closing Level on any semi-annual Observation Date is at or above the Initial Level.

Observation Dates:	On or about May 22, 2012, November 23, 2012, May 22, 2013, and the Final Valuation Date (November 22, 2013), each subject to postponement in the event of a Market Disruption Event as set forth below.

Call Settlement Dates:
With respect to all Observation Dates, including the Final Valuation Date, three business days following the applicable Observation Date.  A Call Settlement Date is also subject to adjustment as described below under the caption “Observation Dates and Maturity Date.”

Call Price:
If the Notes are called, you will receive, on the applicable Call Settlement Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the corresponding Observation Date. The amount of the Call Price will be based upon a Call Premium that will be between 5.00% and 7.00% per annum. The actual Call Premium upon which the Call Price is based will be determined on the Trade Date.

	Expected Observation Date May 22, 2012 November 23, 2012 May 22, 2013 Final Valuation Date (November 22, 2013)	Return 2.50% to 3.50% 5.00% to 7.00% 7.50% to 10.50% 10.00% to 14.00%	Call Price (per $1,000 Principal Amount Note) $1,025 to $1,035 $1,050 to $1,070 $1,075 to $1,105 $1,100 to $1,140

FWP-4

Payment at Maturity:
If the Notes are not called, you will receive a payment on the Maturity Date calculated as follows:

■ If the Reference Return is less than zero but greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.

■ If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date equal to:

$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286].

For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Reference Return:	Final Level – Initial Level Initial Level

Buffer Level:	-30%.

Downside Leverage Factor:	1.4286

Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.

Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.

Official Closing Level:
The closing level of the Russell 2000® Index on any scheduled trading day as determined by the calculation agent based upon the value displayed on Bloomberg Professional® service page “RTY <INDEX>” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

CUSIP/ISIN	4042K1SJ3 /

Form of Notes:	Book-Entry

Calculation Agent:	HSBC USA Inc. or one of its affiliates.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The securities themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

FWP-5

GENERAL

This free writing prospectus relates to a single Note offering linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an underlying supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The prospectus supplement at: www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT ON THE NOTES

Call Feature

The Notes will be automatically called if the Official Closing Level on any semi-annual Observation Date is at or above the Initial Level.  If the Notes are automatically called, investors will receive, on the corresponding Call Settlement Date, a cash payment per $1,000 Principal Amount of Notes equal to the Call Price for the applicable Observation Date.  The Call Price is a cash payment reflecting a return equal to the Call Premium that will be between 5.00% and 7.00% per annum.  The Call Premium and Call Prices will be determined on the Trade Date.

Maturity

Unless the Notes are automatically called, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment determined as follows:

}	If the Reference Return is less than zero but greater than or equal to the Buffer Level, 100% of the Principal Amount.

}	If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 30%) × 1.4286]

For example, if the Reference Return is -31%, you will suffer a 1.4286% loss and receive 98.5714% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

FWP-6

Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

The Russell Investment Group is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe the Reference Return will not be below the Buffer Level, but you are willing to lose your entire investment if the Reference Return is less than the Buffer Level.

}	You believe the Official Closing Level will be at or above the Initial Level on at least one Observation Date, including the Final Valuation Date.

}
You are willing to hold Notes that will be called on any Observation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise willing to hold the Notes to maturity.

}	You are willing to make an investment whose return is limited to the pre-specified return on any Call Settlement Date, a total return equal to the relevant Call Price.

}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}	You do not seek current income from this investment.

}	You do not seek an investment for which there will be an active secondary market.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe that the Reference Return will be below the Buffer Level.

}	You seek an investment that provides a full return of principal at maturity.

}	You are not willing to make an investment in which you could lose your entire principal amount.

}	You seek an investment whose return is not limited to the pre-specified return on any Call Settlement Date, which is equal to the relevant Call Price.

}
You are unable or unwilling to hold securities that will be called on any Observation Date on which the Official Closing Level is at or above the Initial Level, or you are otherwise unable or unwilling to hold the Notes to maturity.

}	You prefer to receive the dividends or other distributions paid on any stocks included in the Reference Asset.

}	You seek an investment with current income.

}	You seek an investment for which there will be an active secondary market.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

FWP-7

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of the accompanying underlying supplement no. 3.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“—Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement; and

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 3.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Reference Return is less than the Buffer Level. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the value of the Reference Asset falls to zero.

The Notes may be called prior to the Maturity Date.

If the Notes are automatically called early, the holding period over which you would receive the Call Premium could be as little as six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes at a comparable return for a similar level of risk in the event the Notes are called prior to the Maturity Date.

Your return on the Notes is limited.

Your potential gain on the Notes will be limited to the Call Price applicable to an Observation Date, regardless of the appreciation in the Reference Asset, which may be significant. Similarly, because the determination of whether the Notes will be called will be based on the Official Closing Level of the Reference Asset on a limited number of Observation Dates prior to the Maturity Date, and because, if the Notes are not called, the Final Level will be based on the Official Closing Level of the Reference Asset on the last Observation Date (i.e., the Final Valuation Date), your return may be adversely affected by a sudden or temporary decrease in the Official Closing Level of the Reference Asset on any or all of the Observation Dates. Conversely, you will not benefit from higher Official Closing Levels of the  Reference Asset at any time during the term of the Notes other than on the Observation Dates.

The Notes will not bear interest.

As a holder of the Notes, you will not receive periodic interest payments.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party.  As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including the principal at maturity or early redemption, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

FWP-8

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the value of the Reference Asset.  The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the value of the Reference Asset.  The reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset.  Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-9

ILLUSTRATIVE EXAMPLES

The below scenario analysis and examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset or the Official Closing Level of the Reference Asset on any Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Reference Asset. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity per $1,000 Principal Amount of Notes, based on the following:

Term:	2 years (unless earlier called)

Hypothetical Initial Level:	750.00

Buffer Level:	-30%

Downside Leverage Factor:	1.4286

Returns and Call Prices* on Observation Dates:

Observation Dates	Return*	Call Price*
May 22, 2012	3.00%	$1,030
November 23, 2012	6.00%	$1,060
May 22, 2013	9.00%	$1,090
Final Valuation Date (November 22, 2013)	12.00%	$1,120

* Based on a Call Premium of 6.00% per annum.  The actual Call Premium will be set on the Trade Date.

Example 1—The Reference Asset closes at 800.00 on the first Observation Date – the Notes are called.
Because the Official Closing Level of the Reference Asset on the first Observation Date (May 22, 2012) is at or above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,030 per Note, representing a 3.00% return on the Notes. As long as the Reference Asset closes at or above the Initial Level on any of the four Observation Dates, you will receive the applicable Call Price.

Example 2— The Reference Asset closes at 800.00 on the Final Valuation Date – the Notes are called.
Because (i) the Official Closing Level of the Reference Asset on the first three Observation Dates is below the Initial Level and (ii) the Official Closing Level of the Reference Asset on the final Observation Date (which is also the Final Valuation Date) is above the Initial Level, the Notes are automatically called at the applicable Call Price of $1,120 per Note, representing a 12.00% return on the Notes.

Example 3— The Reference Asset closes below the Initial Level on all four Observation Dates and the Reference Return is greater than or equal to the Buffer Level – the Notes are NOT called.
Because the Official Closing Level of the Reference Asset on all four Observation Dates is below the Initial Level, the Notes are not automatically called. Furthermore, because the Reference Return is greater than or equal to the Buffer Level, you will receive the Principal Amount at maturity of $1,000 per Note (a return of zero percent).

Example 4— The Reference Asset closes below the Initial Level on all four Observation Dates and the Reference Return is less than the Buffer Level.  In addition, the Reference Asset closes at 300.00 on the Final Valuation Date – the Notes are NOT called.
Because the Official Closing Level of the Reference Asset on all four Observation Dates is below the Initial Level, the Notes are not automatically called.  Because the Reference Return is less than the Buffer Level, the Principal Amount of your Notes is at risk. Furthermore, because the Final Level of the Reference Asset results in a Reference Return that is less than the Buffer Level, you will suffer a loss on the Notes of 42.86%. Expressed as a formula:

Reference Return = (300.00 – 750.00) / 750.00= -60.00%

Payment at Maturity = $1,000 + [$1,000 × (-60.00% + 30%) × 1.4286] = $571.42

In this example, you would lose some of your Principal Amount at maturity.

If the Reference Return is less than the Buffer Level, you will be exposed to the decrease in the level of the Reference Asset and could lose all of your principal at maturity.

FWP-10

THE RUSSELL 2000® INDEX

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of September 30, 2011 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US3-6 of the accompanying underlying supplement no. 3.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from November 1, 2006 through October 31, 2011.  The closing level for the RTY on October 31, 2011 was 741.06.  We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the RTY closing level on any Observation Date.

OBSERVATION DATES AND MATURITY DATE

The first paragraph of the section “Valuation Dates” in the accompanying underlying supplement no. 3 will be replaced with the following paragraph:

If an Observation Date, including the Final Valuation Date, is not a scheduled trading day, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day.  If a Market Disruption Event (as described in the accompanying underlying supplement no. 3) exists on an Observation Date or the Final Valuation Date, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day for which there is no Market Disruption Event.  If a Market Disruption Event exists with respect to an Observation Date or the Final Valuation Date on five consecutive scheduled trading days, then that fifth scheduled trading day will be an Observation Date or the Final Valuation Date (as applicable), and the Official Closing Level on such Observation Date or the Final Level (as applicable) will be determined by the Calculation Agent by means of the formula for, and method of calculating of, the Reference Asset which applied just prior to the Market Disruption Event, using the relevant exchange’s traded or quoted price of each stock or other security in the Reference Asset (or if an event giving rise to a Market Disruption Event has occurred with respect to a stock or other security in the Reference Asset and is continuing on that fifth scheduled trading day, the Calculation Agent’s good faith estimate of the value for that stock or other security).  If an Observation Date other than the Final Valuation Date is postponed, then the corresponding Call Settlement Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.  If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in this free writing prospectus except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Final Level.  If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date).  The accelerated maturity date will then be the third business day following the postponed accelerated Final Valuation Date.

FWP-11

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes.  For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this term sheet and will receive underwriting discounts and commissions of 2.80%, or $28.00, per $1,000 Principal Amount of Notes.  HSBC Securities (USA) Inc. may re-allow up to the full amount of the selling concession of 2.00%, or $20.00, per $1,000 Principal Amount of Notes on sales of such Notes by other brokers or dealers and may pay referral fees to other broker-dealers of up to 0.80%, or $8.00, per $1,000 Principal Amount of Notes.

An affiliate of HSBC has paid or may pay in the future an amount to broker dealers in connection with the costs of the continuing implementation of systems to support these securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.  All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset.  Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale, exchange or call and we intend to treat any gain or loss upon maturity or an earlier sale, exchange or call as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.  For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-12

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$     Autocallable Notes linked to the
Russell 2000® Index

November 3, 2011

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment on the Notes	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
The Russell 2000® Index	FWP-11
Observation Dates, Final Valuation Date and Maturity Date	FWP-11
Events of Default and Acceleration	FWP-11
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-12
U.S. Federal Income Tax Considerations	FWP-12

Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59